UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015
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Swift Transportation Company

(Exact name of registrant as specified in its charter)
 _____________________________________________________________________

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona		85043
(Address of principal executive offices)		(Zip Code)

(602) 269-9700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05 AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS
As previously disclosed, the Company has a securities trading policy (“STP”) that includes, among other things, limitations on the pledging of Company stock on margin. As disclosed at the time of our IPO, under the STP, directors, senior executive officers (including the CEO) and compliance officers were not permitted to pledge more than 20% of their family stock holdings for margin loans. As subsequently amended by the Board of Directors, the STP limited pledging of stock on margin to 15% of family stock holdings and, effective December 1, 2015, to 10% of family stock holdings.
As previously disclosed, due to decreases in the Company’s stock price, the Company’s CEO, Jerry Moyes, pledged additional shares of Company stock on margin and the Board directed Mr. Moyes to reduce the level of stock pledged on margin to 15% or less of family holdings and determined to waive compliance with the 10% limit (but not the 15% limit) through December 31, 2016, so that the margin positions could be reduced in an orderly fashion.
As a result of recent volatility in the price of the Company’s stock, Mr. Moyes has found it necessary to increase the level of Company stock pledged on margin; thereby exceeding the 15% limit. Taking into account the competing concerns previously identified, on December 18, 2015, the Board determined to waive compliance with the 15% limit (but not the 20% limit) through December 31, 2016 so that the margin positions can be reduced in an orderly manner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Swift Transportation Company
(Registrant)

Date:	December 24, 2015	/s/ Virginia Henkels
Virginia Henkels
Executive Vice President and Chief Financial Officer

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